Exhibit 2.15

FOURTEENTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FOURTEENTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of the 19th day of December, 2017, by and between JANAF SHOPPING CENTER, LLC, a Delaware limited liability company (“JSC”), JANAF SHOPS, LLC, a Delaware limited liability company (“Shops”), JANAF HQ, LLC, a Virginia limited liability company (“JHQ”) and JANAF CROSSINGS, LLC, a Virginia limited liability company (“Crossings”) (collectively and each individually, “Seller”), and WHLR-JANAF, LLC, a Delaware limited liability company, or assigns (the “Purchaser”).
RECITALS
R-1.    Seller and Purchaser are parties to a certain Purchase and Sale Agreement (as amended, the “Purchase Agreement”) dated as of November 3, 2016, relating to certain Property located in the City of Norfolk, Virginia, more particularly described in the Purchase Agreement.
R-2.    This Purchase and Sale Agreement has been amended by a certain First Amendment to Purchase and Sale Agreement dated December 2, 2016; a certain Second Amendment to Purchase and Sale Agreement dated January 6, 2017; a certain Third Amendment to Purchase and Sale Agreement dated January 9, 2017; a certain Fourth Amendment to Purchase and Sale Agreement dated January 11, 2017; a certain Fifth Amendment to Purchase and Sale Agreement dated January 13, 2017 (the “Fifth Amendment”); a certain Sixth Amendment to Purchase and Sale Agreement dated February 3, 2017 (the “Sixth Amendment”); a certain Seventh Amendment to Purchase and Sale Agreement dated March 6,, 2017; a certain Eighth Amendment to Purchase and Sale Agreement dated March 7, 2017; a certain Ninth Amendment to Purchase and Sale Agreement dated March 8, 2017; a certain Tenth Amendment to Purchase and Sale Agreement dated June 9, 2017; a certain Eleventh Amendment to Purchase and Sale Agreement dated October 17, 2017; a certain Twelfth Amendment to Purchase and Sale Agreement dated November 9, 2017; and a certain Thirteenth Amendment to Purchase and Sale Agreement dated November 30, 2017.
R-3.    Seller and Purchaser desire to further amend the Purchase Agreement.
AMENDMENT
NOW, THEREFORE, for and in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
1.Closing Date. Notwithstanding the definition of “Closing Date” on the first page of the Purchase Agreement (as previously amended), the Purchase Agreement is hereby amended to provide that the Closing Date shall be on or before January 17, 2018. Notwithstanding anything to the contrary contained in the Purchase Agreement (as amended), neither Purchaser nor Seller shall have any other right to extend the Closing Date.

2.Miscellaneous. Except as expressly amended in this Amendment, the Purchase Agreement (as previously amended) shall remain in full force and effect (and, if applicable, is reinstated). All capitalized terms not defined in this Amendment shall have the same definition and meaning as set forth in the Purchase Agreement (as previously amended). In the event of an express and irreconcilable conflict between the terms, conditions and provisions of the Purchase Agreement (as previously amended) and those of this Amendment, the terms, conditions and provisions of this Amendment shall prevail.

3.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and/or with counterpart signature pages, all of which shall be treated collectively as representing the single execution of this Amendment. This Amendment may also be executed through facsimile/electronic signatures, which shall have the same binding effect on the parties as original signatures.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Fourteenth Amendment to Purchase and Sale Agreement.

PURCHASER:

WHLR-JANAF, LLC, a Delaware limited liability company

By:	Wheeler REIT, L.P., a Virginia limited partnership, its Sole Member

By:	Wheeler Real Estate Investment Trust, Inc., a Maryland corporation, its General Partner

By:    /s/ Jon S. Wheeler
Jon S. Wheeler, Chief Executive Officer

SELLER:

JANAF SHOPPING CENTER, LLC,
a Delaware limited liability company

By:     Janaf Shopping Center Mezz LLC,

a Michigan limited liability company,
its Sole Member

By:	GPR McKinley Manager LLC,
a Michigan limited liability company,
its Manager

By:	/s/ Albert M. Berriz
Albert M. Berriz, Manager

JANAF SHOPS, LLC,
a Delaware limited liability company

By:     Janaf Associates Mezz LLC,
a Michigan limited liability company,
its Sole Member

By:	GPR McKinley Manager LLC,
a Michigan limited liability company,
its Manager

By:	/s/ Albert M. Berriz
Albert M. Berriz, Manager

JANAF CROSSINGS, LLC,
a Virginia limited liability company

By:    Janaf Crossings Manager LLC
a Virginia limited liability company,
its Manager

By:	/s/ Albert M. Berriz
Albert M. Berriz, Manager

JANAF HQ, LLC,
a Virginia limited liability company

By:     GPR McKinley Manager LLC,
a Michigan limited liability company,
its Manager

By:	/s/ Albert M. Berriz
Albert M. Berriz, Manager

4